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                                                              November 13, 1996



Lanxide Performance Materials, Inc.
1300 Marrows Road
P.O. Box 6077
Newark, DE 19714-6077

Dear Sirs:

                  Reference is made to the Security Agreement dated August 30, 1996 (the "Security Agreement") by and between Commodore Applied Technologies, Inc. (the "Secured Party") and Lanxide Performance Materials, Inc. (the "Debtor"). Reference is further made to the security agreement to be entered into on or about the date hereof (the "COES Security Agreement") between the Debtor and Commodore Environmental Services, Inc. ("COES"), pursuant to which the Debtor proposes to grant to COES a second priority lien and security interest in the Collateral (as such term is defined in the Security Agreement).

                  The Secured Party hereby (a) consents to the granting of the liens and security interests to COES in accordance with the form of COES Security Agreement presented hereto, and (b) waives any Event of Default (as such term is defined in the Line of Credit Promissory Noted dated August 30, 1996 (the "Note") in the maximum principal amount of $1,500,000 issued by the Debtor to the Secured Party) that would otherwise be deemed to have occurred by reason of the granting of such liens and security interests to COES. This consent is expressly subject to (i) the granting of the liens and security interests in the Collateral to COES strictly in accordance with the terms and conditions of the form of COES Security Agreement presented hereto (including, without limitation, the remedies of COES under the COES Security Agreement being subject to the rights of the Secured Party under the Security Agreement), (ii) the Debtor's agreement (evidenced by its signature below) not to amend or modify in any respect the liens and security interests being granted to COES, or the COES Security Agreement or any other agreement or instrument respecting the rights of COES against and in respect of the Collateral, and (iii) the agreement of the Debtor (evidenced by its signature below) that the occurrence and continuance of any "Event of Default" under the Debtor's loan agreements and/or promissory notes with COES shall constitute an Event of Default under and for purposes of the Note.
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                  Kindly confirm your agreement to the foregoing by
countersigning a counterpart copy of this letter in the space provided below.

                                         Very truly yours,

                                         COMMODORE APPLIED
                                           TECHNOLOGIES, INC.



                                         By:/s/
                                            __________________________________

Acknowledged, Confirmed and
Agreed To:

LANXIDE PERFORMANCE MATERIALS, INC.



By:/s/ Marc S. Newkirk
   ________________________________


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